CLAIMS ADMINISTRATION AGREEMENT

                           ENTERED INTO BY AND BETWEEN

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                            OF MINNEAPOLIS, MINNESOTA
                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                       AND

                            LIFEUSA INSURANCE COMPANY
                            OF MINNEAPOLIS, MINNESOTA
                     (HEREINAFTER REFERRED TO AS "LIFEUSA")



     WHEREAS, the Company desires to utilize LifeUSA's skills in adjusting and paying any claims with respect to Covered Products and New Insurance Products as those terms are defined in this Agreement;

     NOW, THEREFORE, in consideration for the mutual promises and undertakings set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

                             SECTION 1 - DEFINITIONS

     1.1 "Covered Products" shall mean ordinary life insurance policies and annuities issued on the forms listed on the reinsurance contract dated as of January 1, 1995 (the "Reinsurance Contract") by and between the Company and LifeUSA. It is expressly understood and agreed that the Reinsurance Contract may be amended from time to time to add New Insurance Products.

     1.2 "New Insurance Products" shall be life insurance and annuity products developed by LifeUSA or its parent, Life USA Holding, Inc., which are, with the approval of the Company added to those listed in the Reinsurance Contract.

                              SECTION 2 - SERVICES

     2.1 LifeUSA shall provide all services related to paying claims with respect to the Covered Products and New Insurance Products in the states listed in Schedule A hereto. LifeUSA shall provide such claims paying services in the name of and on behalf of the Company only as provided in this Agreement or as directed by the Company in writing. Except as specifically set forth in this Agreement or as authorized by the Company in writing, Holding shall not have authority to enter into any agreements on the Company's behalf or to alter or amend any of the policies relating to the Covered Products and New Insurance Products or to modify, waive or extend any of their provisions.

     2.2 In connection with the claims paying services provided by LifeUSA under this Agreement, LifeUSA shall:

     (a) maintain all records, including but not limited to statistical and accounting records, that a life insurance company would maintain with respect to the Covered Products and New Insurance Products so as to allow the Company to make only general ledger entries in its books and records; and

     (b) maintain all other data which are necessary to enable the Company to prepare its annual convention statement and any other reports required by any governmental agency or reporting bureau or which are reasonably required by the Company in order that the Company may properly analyze and manage the business included under this Agreement, provided that such data will be provided by LifeUSA to the Company upon request bprovided that such data will be provided by LifeUSA to the Company upon request by the Company.

     2.3 LifeUSA shall provide the claims paying services (a) in accordance with all applicable laws, regulations, bulletins and insurance department requirements, and (b) in accordance with applicable written rules, regulations, instructions and directives of the Company regarding claims adjustment and payment, or such other service standards as the parties shall mutually agree in writing from time to time.

     2.4 LifeUSA shall be liable to the Company for any losses to the Company caused by negligent or intentional acts of LifeUSA, its officers, employees or agents.

     2.5 LifeUSA agrees to indemnify and hold the Company harmless from and against any and all losses, costs, damages and expenses (including attorney's fees) which the Company may incur by reason of any demand or action by any person arising out of the negligence or intentional acts of LifeUSA, and the Company agrees to indemnify and hold LifeUSA harmless from and against any and all losses, costs, damages and expenses (including attorney's fees) which LifeUSA may incur by reason of any demand or action by any person arising out of the negligence or intentional acts of the Company.

     2.6 If LifeUSA does not perform all of its duties and responsibilities under this Agreement after written notice and a reasonable opportunity to perform, the Company may adjust the compensation paid under Section 4 of this Agreement, or other remittances to Holding, in order to restore the Company to the position it would have occupied had Holding performed all of its duties and responsibilities.

                         SECTION 3 - OPERATION EXPENSES

     LifeUSA shall be responsible for all operation expenses incurred in connection with the business subject to this Agreement, including, by way of illustration and not of limitation, such items as rentals, salaries, supplies not furnished by the Company, postage, advertising, local license fees, attorney's fees, utilities, or cost of equipment.

                            SECTION 4 - COMPENSATION

     4.1 The Company agrees to allow LifeUSA a service fee equal to (a) 0.1% of the reinsurance allowance or ceding commission (expressed as a percentage) allowed the Company under the reinsurance contract dated as of January 1, 1995 (the "Reinsurance Contracts") between the Company and LifeUSA multiplied by (b) the amount of business to which such allowance or commission is applicable.

     4.2 If a policy reinsured under the Reinsurance Contract lapses at any point in time during the first 13 months, LifeUSA agrees to reimburse the Company an amount equal to the excess, if any, of the total first year service fee paid by the Company on that policy over the total first year "initial" premium paid on that policy, as defined in the Reinsurance Contract.

             SECTION 5 - STATUS OF LIFEUSA, ITS EMPLOYEES AND AGENTS

     While performing its authorities granted herein, LifeUSA shall be deemed an independent contractor, as the Company reserves no authority or right to control LifeUSA's method of performance of its duties and responsibilities hereunder. No employees of LifeUSA shall be regarded as employees of the Company, except as may be required by governing statutes.

                  SECTION 6 - EXAMINATION OF BOOKS AND RECORDS

     LifeUSA shall, as often as reasonably requested by the Company, submit all books and records maintained by LifeUSA pursuant hereto for examination and review by any authorized representative of the Company and/or its quota share reinsurers; and LifeUSA shall in all things cooperate and render assistance in such examination. LifeUSA shall make copies of any such books and records and furnish them to the Company as may be requested by the Company's representatives.

                    SECTION 7 - COMMENCEMENT AND TERMINATION

     7.1 The effective date of commencement of this Agreement shall be January 1, 1997, and this Agreement shall continue for a minimum of one year and will be subject to termination upon either party giving one year advance notice of cancellation.

     7.2 If either party fails to perform substantially and materially the duties and responsibilities set forth in this Agreement or fails to make required payments hereunder and such failure continues for more than 30 days after written notice delivered by the other party, the other party may terminate this Agreement notwithstanding any other provisions to the contrary.

                            SECTION 8 - MISCELLANEOUS

     8.1 This Agreement, and all rights and interests arising herefrom, shall be binding upon, and shall inure to the benefit of, the parties hereto, their representatives, successors and assigns; however, the authorities, duties and responsibilities of either LifeUSA or the Company may not be assigned by either of such parties without the written consent of the other.

     8.2 This Agreement may not be modified verbally, nor may it be modified by any subsequent practice or course of dealing by the parties, or in any manner other than in writing signed by the parties hereto. No forbearance or neglect on the part of the Company to enforce any of the provisions of this Agreement shall be construed as a waiver of any of its rights or privileges hereunder, unless in each instance a written memorandum specifically expressing such waiver be made and subscribed by the President or a Vice President of the Company. No such waiver shall modify this Agreement or affect the rights of the Company with respect to any subsequent default or failure or performance by LifeUSA.

     8.3 This Agreement shall be deemed to be a Minnesota contract and construed in accordance with the laws of the State of Minnesota.

     8.4 This Agreement supersedes all previous agreements with respect to the subject matter herein, either oral or written, between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Agreement as of the dates undermentioned at:

Minneapolis, Minnesota, this 30th day of December, 1996.

                                    /s/ Mark L. Solverud
                                    ---------------------
                                    Mark L. Solverud, Vice President
                                    ALLIANZ LIFE INSURANCE COMPANY
                                    OF NORTH AMERICA

Minneapolis, Minnesota, this 30th day of December, 1996

                                    /s/ Mark A. Zesbaugh
                                    ---------------------
                                    Mark A. Zesbaugh, Vice President
                                    LIFEUSA INSURANCE COMPANY